UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 27, 2008

PATIENT ACCESS SOLUTIONS, INC.

(Exact name of registrant as specified in this charter)

NEVADA	333-143694	98-0550407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Marcus Blvd. Hauppauge, NY	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (631) 656-2000

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms “we”, “us”, “our”, “our company,” or “the Corporation” refers to Patient Access Solutions, Inc., a Nevada corporation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2008, Bernard Barton was terminated as Principal Financial and Accounting Officer of the Corporation. To the knowledge of the Board of Directors, Bernard Barton had no disagreement with the Company on any matter related to the Company’s operations, policies or practices.

The Board of Directors has appointed Louis V. Perrotta as Principal Financial and Accounting Officer of the Corporation. At this time, no employment agreements have been executed and no compensation arrangements have been finalized.

Louis V. Perrotta’s biography is below:

Louis V. Perrotta. From 1970 to the present, Mr. Perrotta has been President of Louis V. Perrotta & Co., an accounting firm providing advisory services, tax preparation and consulting for small business clients, including record keeping for payroll, accounts receivable, accounts payable and general ledgers. In 1961, Mr. Perrotta graduated with a Bachelor of Business Administration from the Manhattan College School of Business in New York.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Patient Access Solutions, Inc.

Date: June 30, 2008.

	By	/s/ Bruce Weitzberg
Bruce Weitzberg
Chief Executive Officer